UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 10, 2012

GALENA BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

310 N. State Street, Suite 208 Lake Oswego, Oregon 97034
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 855-4253

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 27, 2012, Galena Biopharma, Inc. (“we,” “us,” “our,” “Galena” or the “Company”) announced that our board of directors had declared a conditional dividend on Galena common stock of one share of common stock of RXi for each outstanding share of Galena common stock with a record date of March 8, 2012. In light of the conditional nature of the partial spin-off of RXi, our board of directors did not set a payment date for the distribution, and under NASDAQ rules of common stock is not trading “ex-dividend.”

On April 10, 2012, we rescinded the former March 8, 2012 record date for the conditional dividend. We have not determined whether or when to set a new record date.

The distribution to Galena stockholders of the shares of common stock of RXi, which we sometimes refer to as the “spin-off shares,” is to be made pursuant to the registration statement filed by RXi with the Securities and Exchange Commission and declared effective on February 14, 2012. Because the RXi registration statement will go “stale” on April 30, 2012, we must complete the distribution of the spin-off shares by that date, or cause RXi to update the information in the registration statement by filing a post-effective amendment thereto which would have to be declared effective by the SEC.

As previously announced, there is no assurance that the payment and distribution of the spin-off shares will be completed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALENA BIOPHARMA, INC.

Date: April 10, 2012	By:	/s/ Kwang S. Lee
Kwang S. Lee Vice President, Finance